SHEETS SMITH WEALTH MANAGEMENT CODE OF ETHICS

Sheets Smith Wealth Management requires all employees to review and sign off on its Code of Ethics on an annual basis. Any amendments to the Code of Ethics are also required to be distributed to all employees and those employees are required to provide a written acknowledgement of their receipt of the amendments. The CCO will be the responsible party to distribute the Code of Ethics and any amendments and ensure receipt of the written acknowledgments. The firm's Code of Ethics defines the level of ethical and professionalism expected of all employees. The firm expects all employees to incorporate the highest level of integrity, honesty, trust, and full compliance with federal securities laws into their work on a daily basis. The firm incorporates both the CFA Institute's Code of Ethics and Standards of Professional Conduct and Asset Manager Code of Professional Conduct into its Code of Ethics. The firm's Code of Ethics also includes procedures on personal securities transactions, the firm's trading error policy, the firm's gift policy, and the firm's whistle blowing procedures and protections.

      I)    Code of Professional Conduct

            Sheets Smith Wealth Management Code of Professional Conduct are the CFA Institute's Code of Ethics and Standards of Professional Conduct and the Asset Manager Code of Professional Conduct. These two documents are attached in full at the end of this section.

      II)   Portfolio Management Processes

            In addition to the stated conduct written in the Asset Manager Code of Professional Conduct under the Investment Process and Actions section, the advisers adhere to the following statements regarding the management of portfolios:
            o     Advisers do not and will not engage in equity cross trades.
            o Advisers do assess the risk tolerance of their clients before making asset allocation and portfolio management decisions in order to tailor the account to the needs of the client.
            o Advisers that participate in wrap programs with brokerage firms have specifically stated to the broker the management style of the portfolios management so that the broker can effectively place clients in the correct portfolio.
            o Advisers that participate in the third party advisory management with Carolina Financial Advisors (CFA) do and will continue to go over the risk tolerance levels of the clients that participate in this relationship with the client portfolio manager at CFA.
            o Advisers at Sheets Smith combined have over 100 years worth of investment experience, and use this experience to ensure appropriate investment decisions are made and excessive risk is not taken.

      III)  Reporting Procedures on Personal Securities Transactions

            A.    DEFINITIONS.

                  1. "ACCESS PERSON" shall mean any of the advisor's supervised persons (i) who have access to nonpublic information regarding an clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

                  2. "ADVISORY PERSON" means (1) any employee of Sheets Smith Wealth Management (or of any company in a control relationship to Sheets Smith Wealth Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains public or nonpublic information regarding the purchase or sale of a security (as defined in this Code of Ethics) by any advisory client of Sheets Smith Wealth Management or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Sheets Smith Wealth Management who has access to or otherwise obtains public or nonpublic information concerning recommendations made to any such advisory client with regard to the purchase or sale of a security. This term includes any portfolio manager of the Piedmont Select Equity Fund or any other registered investment company to which Sheets Smith Wealth Management provides investment advisory services (each, a "Fund")

                        A person is not an Advisory Person (or an Access Person) simply by virtue of (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about CURRENT securities recommendations or trading activity or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

                  3. "BENEFICIAL OWNERSHIP" for the purposes of this Code shall be interpreted in a manner that is consistent with
                        Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or "pecuniary interest" (i.e. some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, step-child, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

                  4.    "COVERED  SECURITY"  shall have the meaning set forth in
                        Section 2(a)(36) of the Investment Company Act of 1940, as amended, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes (i) any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security; and (ii) shares of the Fund.

                        A Covered Security does NOT include: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements or (c) shares of registered open-end investment companies other than the Piedmont Select Equity Fund (or any other registered investment company to which Sheets Smith Wealth Management provides investment advisory services).

            B.    BACKGROUND.

                  1. Sheets Smith Wealth Management requires all of its Access Persons to perform their own purchases and sales of securities only AFTER performing purchases and sales of the same securities for the client; provided, however, an Access Person may make a trade in the same security on the same day through the same broker as one or more of client accounts as provided in sub-paragraph 2 below. This way, the firm always puts client trades first and in no way creates a conflict of interest between client and advisor and cannot front-run trades.

                  2. If an Access Person requests to make a trade in the same security on the same day through the same broker as one or more client accounts, the trade may be made as part of an aggregated block trade with the client accounts through the same broker. Broker-specific blocks will be place by the trader in a rotating sequence so that, over time, no group of clients is disadvantaged by the timing of the executions. If the entire aggregated block order is not filled, then the trader will allocate the fills on a pro-rata basis with the Access Person accounts the first to receive no trades. When such trades are completed, the prices for such broker-specific block of trades will be separately averaged, and all accounts that trade through a particular broker will receive the same price. Commissions will be charged to each account in accordance with the broker's policy; provided, however, that if the entire block receives a single commission then the commission shall be apportioned pro-rata among all participating accounts.

            C. PERSONAL REPORTS OF SECURITIES HOLDINGS AND TRANSACTIONS. In order to provide Sheets Smith Wealth Management with information to enable it to determine with reasonable assurance as to whether the provisions of Rule 17j-1 of the Investment Company Act of 1940, as amended, and other applicable security regulations are being observed by its Access Persons, each Access Person of Sheets Smith Wealth Management shall submit the following reports in the forms or substantially similar to the forms attached hereto as EXHIBITS A-D to the CCO showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempt transactions listed in
                  Section III. D below.

                  1. INITIAL HOLDINGS REPORT. All new employees who are Access Persons are required to disclose their personal securities holdings (both public and private) on the form attached hereto as EXHIBIT A (or a similar form requested by the CCO) not later than 10 days after the commencement of their employment. The information contained in the initial holdings report must be current to a date not more than 45 days prior to the individual's start date. In addition, all new employees must disclose the name of any broker, dealer or bank with  which  they  maintain  an  account  in  which  any
                        securities are held for their direct or indirect benefit. The information that is required to be provided in an initial holdings report is outlined in the form attached hereto as EXHIBIT A (or a similar form requested by the CCO).

                  2.    QUARTERLY  TRANSACTION  REPORTS.  All Access Persons are
                        required to disclose all personal securities transactions on a quarterly basis on the forms provided in EXHIBIT B AND EXHIBIT C attached hereto (or similar forms requested by the CCO). All quarterly transactions reports are due not later than 30 days after the close of the calendar quarter. The CCO is responsible for making sure all employees are up to date by checking the transaction notebook kept at the firm. Employees who have "employee" accounts at the firm are required to place all transactions as they take place into the notebook mentioned above that is kept by the CCO. The
                        CCO is required to review personal securities transactions of Access Persons on at least a quarterly basis. The information that is required to be provided in quarterly transactions reports is outlined on Exhibit B and Exhibit C attached hereto (or similar forms requested by the CCO).

                  3. ANNUAL HOLDINGS REPORT. All Access Persons are required to disclose their personal securities holdings on an annual basis on the form provided in EXHIBIT D attached hereto (or a similar form requested by the CCO). Each annual holdings report is due no later than 30 days after the end of every calendar year. The information contained in the annual holdings report must be current to a date not more than 45 days prior to the date that the report is submitted to the CCO. The information that is required to be disclosed in the annual holdings report is outlined on EXHIBIT D attached hereto (or a similar form requested by the CCO).

                  4. Brokerage account statements, transactions reports, or trade confirmations containing all the required information required in the forms provided in Exhibits A-D may be substituted for such forms if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported in such forms, a supplemental report containing the missing information may be submitted.

            D. EXEMPTIONS. The restrictions and reporting requirements of this Section III shall not apply to the following transactions unless the CCO (in its sole discretion) determines that such transactions violate the provisions of, or otherwise require reporting under, this Section III:

                  1. purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;
                  2. purchases that are part of an automatic dividend reinvestment plan;
                  3. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            E.    REVIEW.

                  1.    The CCO (or his or her  delegate)  shall  not less  than
                        annually review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics. Personal securities transactions will be part of the annual review process and summary will be included in the annual review notebook.

                  2. If the CCO (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the CCO (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

                  3. No Access Person shall review his own reports or approve his own exemptions under this policy. When such actions are to be undertaken with respect to a personal transaction of the CCO, the President of Sheets Smith Wealth Management will perform such actions as are required of the CCO under this policy.

            F.    ENFORCEMENT.

                  1. If any violation of this Code of Ethics is determined to have occurred, the CCO (or the President or Executive Vice President of Sheets Smith Wealth Management, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or a suspension of employment (with or without compensation), imposing a fine and/or terminating employment.

                  2. If the CCO (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken by the CCO or otherwise to the President or Executive Vice-President of Sheets Smith Wealth Management and, if it involves the Fund, to either the Fund's designated review officer or to the board of trustees of the Fund.

                  3. No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

      IV)   Trading Error Policy

            The firm has a trading error folder on file and places all trading errors in it. All trading errors that create a loss in a client's account are reimbursed by the firm. All errors that create a gain in the account, the client keeps the gain. The CCO shall review the trading errors folder on a periodic basis to make sure that errors are not occurring on a frequent basis.

      V)    Gift Policy

            Sheets Smith Wealth Management has deemed any gift under $100 (client or vendor) is allowed and does not create a conflict of interest for the employee receiving the gift. Such gifts that fall under this category are lunches, dinners, event tickets, and food gifts given as a token of appreciation. If a gift may be deemed to be near the limit, the recipient is expected to inform the CCO of such gift and gain permission for acceptance of the gift.

      VI)   Whistle Blowing Procedures and Protections

            Any Sheets Smith employee who discovers a possible ethics violation is required to go to the CCO and discuss the situation so the CCO can make a determination if a breach in ethics has been committed. The employee who discovers the violation shall be protected from any potential repercussions by this firm policy and will be free to continue on with their employment in the same way as they had before the situation came to light. In such an instance where an infraction has been committed, the CEO and COO will take active measures against the employee to ensure that such a violation will not happen again. The firm will also document the violation and resolution of such violation and keep it on file.

      VII)  Records

            Sheets Smith Wealth Management shall maintain records with regard to this Code of Ethics in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the U.S. Securities and Exchange Commission or the Fund's board of trustees.

            1. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
            2. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

            3. A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by the Advisor for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;
            4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
            5. A copy of each report under Section III of this Code of Ethics to the Fund's board of trustees shall be preserved for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and
            6. The Advisor shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Section III of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and
            7. Any other information as may be required by Rule 17j-1(f) under the Investment Company Act of 1940, as amended, or Rule 204A-1 under the Investment Advisers Act of 1940, as amended.

                                    EXHIBIT A
                                    ---------

                       INITIAL SECURITIES HOLDINGS REPORT

To the Chief Compliance Officer of Sheets Smith Wealth Management, Inc.:

         As of the below date, I held positions in the securities listed below (including, without limitation, securities listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

---------------------------------------------------------------------------------------------------
                                                                                BROKER/DEALER OR
           SECURITY OR                 NO. OF       PRINCIPAL                      BANK WHERE
           ACCOUNT NAME*               SHARES        AMOUNT                      ACCOUNT IS HELD
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

*     ADD ADDITIONAL PAGES IF NECESSARY.
*     ALL  ACCOUNTS  MUST  BE  LISTED   (INCLUDING   ACCOUNTS  WITH  NON-COVERED
      SECURITIES), PLUS COVERED SECURITIES AND ETFS.

      NOTE: securities information disclosed in this report must include the following information:

      (A) the title, number of shares and principal amount of each Covered Security or exchange traded fund in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; and

      (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

      This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  _____________________________

Signature:  ________________________      CCO Signature: _______________________

Print Name: ________________________      Date: _________

                                    EXHIBIT B
                                    ---------

                     QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended: ________________________
                                      (mo./day/yr.)

To the Chief Compliance Officer of Sheets Smith Wealth Management, Inc.:

During the quarter referred to above, the transactions listed below (including, without limitation, securities listed on the sheets attached hereto) were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                BROKER/
                                                                               NATURE OF                      DEALER OR
       SECURITY*                                             PRINCIPAL        TRANSACTION                    BANK THROUGH
(INCLUDING INTEREST AND        DATE OF         NO. OF        AMOUNT OF        (PURCHASE,                         WHOM
 MATURITY DATE, IF ANY)      TRANSACTION       SHARES       TRANSACTION       SALE, OTHER)        PRICE        EFFECTED
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

*     ADD ADDITIONAL PAGES IF NECESSARY.

      NOTE: securities information disclosed in this report must include the following information:

      (A) with respect to any transaction during the quarter in a Covered Security or exchange-traded fund in which the Access Person has a direct or indirect Beneficial Ownership, (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security or ETF in which the Access Person had any direct or indirect Beneficial Ownership; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the Covered Security or ETF at which the transaction was effected; and (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

      (B) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, (i) the name of the broker, dealer or bank with whom the Access Person established the account and (ii) the date the account was established.

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  _____________________________

Signature:  ________________________     CCO Signature: ________________________

Print Name: ________________________     Date: ____________

                                    EXHIBIT C
                                    ---------

                     QUARTERLY ACCOUNT ESTABLISHMENT REPORT

For the Calendar Quarter Ended: ______________________
                                     (mo./day/yr.)

To the Chief Compliance Officer of Sheets Smith Wealth Management, Inc.:

During the quarter referred to above, the accounts listed below (including, without limitation, accounts listed on the sheets attached hereto) were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the Code of
Ethics:

        ---------------------------------------------------------------
                  BROKER/DEALER OR
                     BANK WHERE                       DATE
                     ACCOUNT WAS                   ACCOUNT WAS
                    ESTABLISHED*                   ESTABLISHED
        ---------------------------------------------------------------

        ---------------------------------------------------------------

        ---------------------------------------------------------------

        ---------------------------------------------------------------
        *     ADD ADDITIONAL PAGES IF NECESSARY.

Date:  _____________________________

Signature:  ________________________         CCO Signature: ____________________

Print Name: ________________________         Date: ______________

                                    EXHIBIT D
                                    ---------

                        ANNUAL SECURITIES HOLDINGS REPORT

To the Chief Compliance Officer of Sheets Smith Wealth Management, Inc.:

      As of December 31, ______, I held the securities positions listed below (including, without limitation, securities positions listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

--------------------------------------------------------------------------------
                                                              BROKER/DEALER OR
                                NO. OF     PRINCIPAL             BANK WHERE
SECURITY OR ACCOUNT NAME*       SHARES      AMOUNT             ACCOUNT IS HELD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*     ADD ADDITIONAL PAGES IF NECESSARY.
*     ALL  ACCOUNTS  MUST  BE  LISTED   (INCLUDING   ACCOUNTS  WITH  NON-COVERED
      SECURITIES), PLUS COVERED SECURITIES AND ETFS.

      NOTE: securities information disclosed in this report must include the following information:

      (A) the title, number of shares and principal amount of each Covered Security or exchange-traded fund in which the Access Person had any direct or indirect Beneficial Ownership; and

      (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person.

      This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Date:  _____________________________

Signature:  ________________________         CCO Signature: _________________

Print Name: ________________________         Date: ____________


                                       11